Exhibit 99.1

Bit Digital Announces Proposed Offering of $100 Million Convertible Notes

NEW YORK, September 29, 2025 (PRNewswire) — Bit Digital, Inc. (Nasdaq: BTBT) (“Bit Digital” or the “Company”) today announced a proposed registered underwritten public offering (the “Offering”) by the Company of $100,000,000 aggregate principal amount of its convertible senior notes due 2030 (the “Notes”), subject to market and other conditions. The Company also intends to grant the underwriters in the Offering a 30-day option to purchase up to an additional $15,000,000 aggregate principal amount of Notes on the same terms and conditions, solely to cover over-allotments.

The Notes will be senior, unsecured obligations of the Company. The Notes will mature on October 1, 2030, unless earlier converted, redeemed or repurchased. Holders may convert their Notes at their option prior to the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, the Company will pay or deliver to such converting holders, as the case may be, cash, ordinary shares, par value $0.01 per share, of the Company (the “ordinary shares”) or a combination of cash and ordinary shares, at its election. The interest rate, initial conversion rate and certain other terms of the Notes will be determined at the time of pricing of the Notes.

The net proceeds from the Offering will primarily be used to purchase Ethereum and may be used by the Company for general corporate purposes, including potential investments, acquisitions and other business opportunities relating to digital assets.

Barclays, Cantor and B. Riley Securities are acting as joint lead book-running managers for the Offering.

The Offering will be made pursuant to an effective shelf registration statement on Form S-3, as amended, filed with the Securities and Exchange Commission (the “SEC”), which was declared effective by the SEC on June 20, 2025. The preliminary prospectus supplement and the accompanying prospectus related to the Offering have been filed with the SEC and will be available on the SEC’s website at www.sec.gov. Before you invest, you should read the preliminary prospectus supplement and accompanying prospectus and other documents the Company has filed with the SEC for more complete information about Bit Digital and the Offering.

Copies of the preliminary prospectus supplement and the accompanying prospectus related to the Offering may also be obtained from: Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at 1-888-603-5847, or by email at barclaysprospectus@broadridge.com, Cantor Fitzgerald & Co., Attention: Equity-Linked Capital Markets, 110 East 59th Street, 6th Floor, New York, New York 10022, by email at elcm@cantor.com or B. Riley Securities, 1300 17th Street North, Suite 1300, Arlington, VA 22209, Attention: Prospectus Department, by telephone at (703) 312-9580 or by email at prospectuses@brileysecurities.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase any securities, nor shall there be a sale of the securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. The Offering will be made only by means of the prospectus supplement and the accompanying prospectus. This press release contains information about the pending Offering, and there can be no assurance that the Offering will be completed.

About Bit Digital

Bit Digital is a publicly traded digital asset platform focused on Ethereum-native treasury and staking strategies. The Company began accumulating and staking ETH in 2022 and now operates one of the largest institutional Ethereum staking infrastructures globally. Bit Digital’s platform includes advanced validator operations, institutional-grade custody, active protocol governance, and yield optimization. Through strategic partnerships across the Ethereum ecosystem, Bit Digital aims to deliver exposure to secure, scalable, and compliant access to onchain yield.

Forward-Looking Statements

This press release may contain certain “forward-looking statements” relating to the business of Bit Digital, Inc., and its subsidiary companies, including statements about Bit Digital, Inc.’s ability to consummate the pending offering and the terms of such offering. All statements, other than statements of historical fact, included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “intends,” “expects,” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 (Annual Report) and any subsequently filed quarterly reports on Form 10-Q and any Current Reports on Form 8-K. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. If any material risk was to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline and you could lose part or all of your investment. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Investor Contact:

ir@bit-digital.com